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                                                                    EXHIBIT 21.1

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES

                              LIST OF SUBSIDIARIES

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                   NAME                                    JURISDICTION OF INCORPORATION
                   ----                                    -----------------------------
Dominion Wire and Cables Ltd.                                         Fiji
General Cable Automotriz, S.A. de C.V.                                Mexico
General Cable Canada, Ltd.                                            Ontario
General Cable Celcat Energia e Telecommunicaciones SA                 Portugal
General Cable Company                                                 Nova Scotia
General Cable Corporation                                             Delaware
General Cable de Latinoamerica, S.A. de C.V.                          Mexico
General Cable de Mexico del Norte, S.A. de C.V.                       Mexico
General Cable Holdings (Spain) SRL                                    Spain
General Cable Holdings de Mexico, S.A. de C.V.                        Mexico
General Cable Holdings New Zealand                                    New Zealand
General Cable Industries, Inc.                                        Delaware
General Cable Industries, LLC                                         Delaware
General Cable Investments, SGPS SA.                                   Madeira
General Cable New Zealand Limited                                     New Zealand
General Cable Overseas Holdings, Inc.                                 Delaware
General Cable Technologies Corporation                                Delaware
GK Technologies, Inc.                                                 New Jersey
Grupo General Cable Sistemas, SA.                                     Spain
Marathon Manufacturing Holdings, Inc.                                 Delaware
SILEC Cable, S.A.S.                                                   France
Telmag Internacional, S.A. de C.V.                                    Mexico
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